EXHIBIT 10.5

_____ ___, 20__
Federal Signal Corporation
2015 Executive Incentive Compensation Plan
Restricted Stock Unit Award Agreement

You have been selected to receive this grant of Restricted Stock Units (“Award”) pursuant to the Federal Signal Corporation 2015 Executive Incentive Compensation Plan (the “Plan”), as specified below:

Participant:
Date of Grant:
Number of Shares of Restricted Stock Units Granted:
Vesting Date: Restricted stock units shall vest at the time and in the amount set forth below:

____ on _____ ___, 20__ [3-year cliff vesting]

This Award is subject to the terms and conditions prescribed in the Plan and in the Federal Signal Corporation Restricted Stock Unit Award Agreement No. 2018 attached hereto and incorporated herein. Together, this Award and the attached award agreement shall be referred to throughout each as the “Award Agreement.”

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed as of the Date of Grant.

PARTICIPANT:	FEDERAL SIGNAL CORPORATION
By:
Print Name		Chief Executive Officer

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

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This document constitutes part of the prospectus covering
securities that have been registered under the Securities Act of 1933, as amended.

FEDERAL SIGNAL CORPORATION
RESTRICTED STOCK UNIT
AWARD AGREEMENT NO. 2018
This Award Agreement, which includes the attached cover page, effective as of the Date of Grant, represents the grant of Restricted Stock Units by the Company, to the Participant named in this Award Agreement, pursuant to the provisions of the Plan.
The Company established the Plan pursuant to which, among other things, options, stock appreciation rights, restricted stock and stock units, stock bonus awards, dividend equivalents and/or performance compensation awards may be granted to eligible persons.
The Plan and this Award Agreement provide a complete description of the terms and conditions governing the Restricted Stock Units. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.
The Board of Directors and the Committee have determined that the interests of the Company will be advanced by encouraging and enabling certain of its employees to own shares of the Stock, and that Participant is one of those employees.
NOW, THEREFORE, in consideration of services rendered and the mutual covenants herein contained, the parties agree as follows:
Section 1. Certain Definitions
As used in this Award Agreement, the following terms shall have the following meanings:
A.    “Affiliate” means with respect to any Person, any other Person (other than an individual) that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this Award Agreement, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing.
B.    “Award” means the award provided for in Section 2.
C.    “Board of Directors” means the board of directors of the Company.
D.    “Code” means the Internal Revenue Code of 1986, as amended.
E.    “Committee” means the Compensation and Benefits Committee of the Board of Directors or a subcommittee or other committee appointed to administer the Plan in accordance with the Plan.
F.    “Company” means Federal Signal Corporation, a Delaware corporation.
G.    “Date of Grant” means the date set forth on this Award Agreement.
H.    “Disability” shall have the meaning ascribed to that term in the Company’s long-term disability plan applicable to Participant, or if no such plan exists, at the discretion of the Committee and as determined by the Committee.
I.    “Fair Market Value” shall have the meaning set forth in the Plan.
J.    “Participant” means the individual shown as the recipient of the Restricted Stock Units, as set forth on this Award Agreement.
K.    “Person” means a “person” as such term is used for purposes of 13(d) or 14(d), or any successor section thereto, of the Securities Exchange Act of 1934, as amended, and any successor thereto.

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L.    “Restricted Stock Unit” means the obligation of the Company to transfer one share of Stock to Participant at the time provided in Section 6 of this Award Agreement, provided such Restricted Stock Unit is vested at such time.
M.    “Stock” means the common stock of the Company.
N.    “Vesting Date” means the date upon which the Restricted Stock Unit becomes vested as set forth in either Section 4 or 5 of this Award Agreement.
Section 2. Award
Subject to the terms of this Award Agreement, the Company hereby grants to Participant the number of Restricted Stock Units set forth on this Award Agreement, effective as of the Date of Grant set forth on such instrument.
This grant of Restricted Stock Units shall not confer any right to Participant (or any other participant) to be granted Restricted Stock Units or other awards in the future under the Plan.
Section 3. Bookkeeping Account
The Company shall record the number of Restricted Stock Units granted hereunder to a bookkeeping account for Participant (the “Restricted Stock Unit Account”). Participant’s Restricted Stock Unit Account shall be reduced by the number of Restricted Stock Units, if any, forfeited in accordance with Section 4 and by the number of shares of Stock transferred to Participant in accordance with Section 6 with respect to such Restricted Stock Units.
Section 4. Vesting
Subject to the accelerated vesting provisions provided below, the Restricted Stock Units shall vest on the third anniversary of the Date of Grant, if Participant remains employed by the Company or its Affiliates through such date.
If, while employed by the Company or its Affiliates, Participant dies or his or her employment terminates by reason of Disability before the third anniversary of the Date of Grant, all of the Restricted Stock Units granted pursuant to Section 2 shall become fully vested on the date of such death or Disability, as applicable.
If, while Participant is employed by the Company or its Affiliate, a Change-in-Control occurs, all of the Restricted Stock Units granted pursuant to Section 2 shall become fully vested on the date of such Change-in-Control.
Except as provided in Section 5 below, if Participant’s employment with the Company and its Affiliates is terminated for any other reason before the third anniversary of the Date of Grant, all Restricted Stock Units that are not vested at the time of such termination of employment (after first taking into account the accelerated vesting provisions of this Section 4 and Section 5 below) shall be forfeited.
Section 5. Acceleration of Vesting of Shares in the Event of Divestiture of Business Segment
If the “Business Segment” (as that term is defined in this Section) in which Participant is primarily employed as of the “Divestiture Date” (as that term is defined in this Section) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section), and such divestiture results in the termination of Participant’s employment with the Company and its Affiliates for any reason, the Restricted Stock Units shall become fully vested on the Divestiture Date.
For purposes of this Award Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate operating segment under the segment reporting rules under U.S. generally accepted accounting principles, which currently includes the following: Safety and Security Systems Group and Environmental Solutions Group. Likewise, the term “Divestiture Date” shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.
For purposes of this Award Agreement, the term “Divestiture of a Business Segment” means the following:
A.    When used with a reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its Affiliates to “Nonaffiliated Persons” (as that term is defined in this Section) of 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined

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voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;
B.    When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or
C.    When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.
For purposes of this Award Agreement, the term “Nonaffiliated Persons” shall mean any persons or business entities which do not control, or which are not controlled by or under common control with, the Company.
Section 6. Distribution of Shares
Subject to the provisions below, shares of Stock equal to the number of Restricted Stock Units credited to the Restricted Stock Unit Account of Participant shall become distributable on the Vesting Date.
Actual distribution of shares of Stock with respect to vested Restricted Stock Units will occur as soon as administratively feasible, but in no event more than 60 days after such shares become distributable as described in this Section 6.
Section 7. Stockholder Rights
Participant shall not have any of the rights of a stockholder of the Company with respect to Restricted Stock Units. No dividend equivalent rights are provided under this Award Agreement.
Section 8. Beneficiary Designation
Participant may designate a beneficiary or beneficiaries (contingently or successively) to receive any benefits that may be payable under this Award Agreement in the event of Participant’s death and, from time to time, may change his or her designated beneficiary (a “Beneficiary”). A Beneficiary may be a trust. A Beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while Participant is alive. Each such designation shall revoke all prior designations by Participant with respect to Participant’s award under this Award Agreement. If Participant fails to so designate a beneficiary, or if no such designated beneficiary survives Participant, the beneficiary shall be deemed to be Participant’s spouse or, if Participant is unmarried at the time of death, Participant’s beneficiary shall be his or her estate. In lieu of payment to Participant, a Beneficiary shall be paid shares of Stock under Section 6.
Section 9. Restrictions on Transfer
Restricted Stock Units awarded hereunder shall not be transferable by Participant. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any state or foreign sovereign, the interests of Participant and his or her Beneficiary(ies) under this Award Agreement are not subject to the claims of their respective creditors and may not be voluntarily or involuntarily sold, assigned, transferred, alienated, pledged, attached, encumbered or charged. Any attempt by Participant or a Beneficiary to sell, assign, transfer, alienate, pledge, attach, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.
Section 10. Adjustment in Certain Events
If there is any change in the Stock by reason of stock dividends or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Stock or other securities of the Company, or other similar corporate transaction or event, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, the Committee may, in its sole discretion, make such adjustments to the

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number of Restricted Stock Units credited to Participant’s Restricted Stock Unit Account that it deems necessary or appropriate and as it may deem equitable in Participant’s rights.
Section 11. Tax Withholding
    The Company shall not be obligated to transfer any shares of Stock until Participant pays to the Company or any of its Affiliates in cash, or any other form of property, including Stock, acceptable to the Company, the amount required to be withheld from the wages or other amounts owing to Participant with respect to such shares. Participant may elect, subject to procedural rules adopted by the Committee, to satisfy the applicable withholding requirement, in whole or in part, by having the Company reduce the number of shares of Stock otherwise transferable under this Award Agreement having an aggregate Fair Market Value on the date the tax is to be determined, equal to such applicable withholding requirement.
Section 12. Section 409A
This Award Agreement shall be construed consistent with the intention that it be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Award Agreement, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Award Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for this Award to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 13. Source of Payment
Shares of Stock transferable to Participant, or Participant’s Beneficiary, under this Award Agreement may be either Treasury shares, authorized but unissued shares, or any combination of such stock. The Company shall have no duties to segregate or set aside any assets to secure Participant’s right to receive shares of Stock under this Award Agreement. Participant shall not have any rights with respect to transfer of shares of Stock under this Award Agreement other than the unsecured right to receive shares of Stock from the Company.
Section 14. Continuation of Employment
This Award Agreement shall not confer upon Participant any right to continuation of employment by the Company or its Affiliates, nor shall this Award Agreement interfere in any way with the Company’s or its Affiliates’ right to terminate Participant’s employment at any time.
Section 15. English Language
Participant acknowledges and agrees that it is Participant’s express intent that this Award Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If Participant has received this Award Agreement, the Plan or any other rules, procedures, forms or documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
Section 15. Entire Award; Amendment
This Award Agreement and the Plan constitute the entire agreement between the parties with respect to the terms and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. The terms and conditions set forth in this Award Agreement may only be modified or amended in writing, signed by both parties.
Section 16. Severability
In the event any one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction,

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and the validity, legality and enforceability of the remaining provisions of this Award Agreement shall not in any way be affected or impaired thereby.
Section 17. Miscellaneous
A.    This Award Agreement and the rights of Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Stock acquired pursuant to this Award Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and under any blue sky or state securities laws applicable to such Stock.
It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon Participant.
B.    The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may materially and adversely affect Participant’s rights under this Award Agreement, without the written consent of Participant.
C.    Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Award Agreement.
D.    This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
E.    This Award (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Stock underlying the Award) shall be subject to the provisions of any clawback policy currently or subsequently implemented by the Company to the extent set forth in such policy.
F.    All obligations of the Company under the Plan and this Award Agreement, with respect to these Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
G.    To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws.
H.    This Award Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and executed copies may be exchanged by .pdf to the other party by e-mail and accepted and treated as originals for any and all purposes.

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